Exhibit 8

LIST OF SUBSIDIARIES

Below is a list of our subsidiaries and their jurisdiction of incorporation as of April 15, 2012.

Subsidiaries	Country of Incorporation
OJSC VimpelCom	Russia
PJSC Kyivstar	Ukraine
Staravto SC	Ukraine
Ararima Enterprises Limited	Cyprus
Atlas Trade Limited	BVI
Sotelco Ltd.	Cambodia
Fortland Limited (BVI)	BVI
LLC Kolangon-optim	Russia
LLC Intervest	Russia
LLC ElcomLine	Russia
LLC Dial-Impex	Russia
LLC MediaInform	Russia
LLC PrimeTime	Russia
LLC Aston	Russia
VimpelCom Finance B.V.	Netherlands
VC ESOP N.V.	Belgium
VimpelCom B.V.	Netherlands
VimpelCom Ltd.	Bermuda
Takom LLC	Tadjikistan
Cosiniad Investments Limited	Cyprus
Limnotex Developments Ltd.	Cyprus
Irington Developments Ltd.	Seychelles
Wenthorp Industries Ltd.	Seychelles
Kar-Tel TOO	Kazakhstan
Teta-Telecom TOO	Kazakhstan
Prunescom Ltd.	BVI
CJSC Altaigrif	Russia
LLC Antares E	Russia
LLC CKN	Russia
OJSC STC	Russia
CJSC Belgorodskie cifrovie magistrali	Russia
CJSC Business Communications Agency	Russia
CJSC Informtechnology	Russia
LLC VimpelCom Finance	Russia
LLC VimpelCom-Invest	Russia
LLC Beeline Ventures	Russia
LLC Investroysvyaz	Russia
CJSC Makrocom	Russia
CJSC ST Mobile	Russia
OJSC Polarcom	Russia
Golden Telecom, Inc.	USA (Delaware)
Cell Ukraine Ltd.	USA (Delaware)
Invest Holding LLC	Ukraine
GTS Ukranian TeleSystems LLC.	USA (Delaware)
Golden Telecom LLC	Ukraine
TTK LLC	Ukraine
Golden Fiber LLC	Ukraine
Golden Telecom Limited (BVI)	BVI
GTS Finance, Inc.	USA (Delaware)
ROL Holdings Ltd. (Cyprus)	Cyprus
Golden Telecom Group, Inc.	USA (Delaware)

Golden TeleServices, Inc.	USA (Delaware)
SFMT-CIS, Inc.	USA (Delaware)
LLC Dicom	Russia
S-Line LLC	Ukraine
Platinum Internet LLC	Ukraine
Golden Holdings, Inc.	USA (Delaware)
Agama Limited (Cyprus)	Cyprus
CJSC Cityline	Russia
SFMT-Rusnet, Inc.	USA (Delaware)
ST Holding s.r.o.	Czech Republic (Prague city)
CJSC Samara Telecom	Russia
JSC FTK	Russia
CJSC WBT	Russia
GTI Russian Ltd.	BVI
GTI Kaztel Ltd.	BVI
Buzton JV Ltd.	Uzbekistan
Clafdor Investments Limited	Cyprus
Comnidor Holdings Limited	Cyprus
BARDYM ENTERPRISES LIMITED	Cyprus
LLC Sovintel Group	Russia
Antel Rascom Ltd.	BVI
CJSC Rascom	Russia
LLC Kubtelecom	Russia
CJSC Kubintersvyaz	Russia
LLC SatilCenter	Russia
LLC Alkar	Russia
LLC JV Sakhalin Telecom	Russia
LLC Territory of contracts	Russia
LLC Loyalty Partners Vostok	Russia
CJSC National Service Company	Russia
Watertrail Industries Ltd.	BVI
M.I.P.R. INVESTMENTS LTD	Cyprus
Mobitel Ltd.	Georgia
Menacrest Limited	Cyprus
NOUSE LIMITED	Cyprus
Sky Mobile LLC	Kyrgyzstan
Aridus Corporation	Seychelles
Armenia Telephone Company CJSC	Armenia
ArmenCell CJSC	Armenia
Freevale Enterprises	BVI
Silkway Holding B.V.	Netherlands
Unitel LLC	Uzbekistan
Wintop Management Ltd.	Cyprus
Crayola Properties Ltd.	Cyprus
Cellcroft Holdings Ltd.	Cyprus
Crisden Holdings Ltd.	Cyprus
Cradel Investments Ltd.	Cyprus
Ukrainian Radiosystem PJSC	Ukraine
CJSC Firm Messenger	Russia
CJSC ELTEL	Russia
LLC URAL-NET	Russia
LLC Izhsviazinvest	Russia
OJSC NTC	Russia
LLC Novaya svyaz	Russia
LLC Gelios-TV	Russia
LLC NeoTel	Azerbaijani Republic (Baku city)

VimpelCom Lao Co., Ltd.	Laos
VimpelCom Holding Laos B.V.	Netherlands
2Day Telecom LLP	Kazakhstan
S&G LLP	Kazakhstan
WIND Telecom S.p.A.	Italy
Weather Capital S.à.r.l	Luxembourg
Klarolux Investments S.à.r.l	Luxembourg
Orascom Telecom Services Europe S.A.S	France
Wind Acquisition Holdings Finance S.p.A.	Italy
WIND Telecomunicazioni S.p.A.	Italy
WIND Retail S.r.l.	Italy
Weather Capital Special Purpose I S.A.	Luxembourg
Orascom Telecom Holding S.A.E (OTH)	Egypt
International Wireless Communications Pakistan Limited	Malta
Telecom Management Group Limited	Malta
Pakistan Mobile Communications Limited	Pakistan
Global Entity for Telecom Trade FZE	UAE
Ring Dubai	UAE
Business & Communication Systems (Pvt) Ltd	Pakistan
Link Direct International (Private) Limited	Pakistan
LinkdotNET Pakistan (Pvt) Ltd	Pakistan
LinkDotNet Telecom Limited	Pakistan
Waseela Bank	Pakistan
Mobitalk (Pvt) Ltd	Pakistan
Mobilink Foundation	Pakistan
Orascom Telecom Netherlands B.V.	The Netherlands
Telecel International Ltd. S.A.	Switzerland
Telecel International Services S.A.	Switzerland
Telecel Globe Limited	Malta
Telecel Centrafrique S.A.	Central African Republic (CAR)
U-com Burundi S.A.	Burundi
Orascom Telecom Ventures Ltd.	Malta
Orascom Telecom Bangladesh Limited	Bangladesh
Oratel International Inc. Limited	Malta
Moga Holding Ltd	Malta
Orascom Telecom Algeria S.p.A.	Algeria
Orascom Telecom Holding Canada (Malta) Limited	Malta
Orascom Telecom Holding (Canada) Limited	Canada
Orascom Telecom S.à.r.l	Luxembourg
Orascom Telecom Finance S.C.A	Luxembourg
Orascom Luxembourg S.à.r.l	Luxembourg
Orascom Luxembourg Finance S.C.A.	Luxembourg
Orascom Telecom Oscar S.A.	Luxembourg
Orascom Telecom CS Limited (previously Cortex Services Limited)	Malta
Cortex for Services & Consultations S.A.E.	Egypt
Orascom Iraq Holding Limited	Malta
Orascom Telecom Iraq Corp. Limited	Malta
Ring for Distribution S.A.E	Egypt
Multi Media Mega Stores	Egypt
Ring Iraq	Iraq
Ring for Handset Service (CaRing)	Egypt
Advanced Electronic Industries	Egypt
Egyptian Company for Marketing and Telecommunication and Service “Connect”	Egypt
The Phone Company FZO	Freezone
Ring Distribution (Private) Limited	Pakistan

CaRing (Private) Limited	Pakistan
R&D S.à.r.l	Tunisia
Ring Algeria LLC	Algeria
Ring Algeria Services	Algeria
Ring Maintenance (CaRing)	Algeria
Ring Distribution (Private) Limited	Bangladesh
Orascom Telecom Acquisition S.à.r.l	Luxembourg
Orascom Telecom One S.à.r.l	Luxembourg
Orascom Telecom Services L.L.C	Egypt
Database Management Services Limited	Malta
Database Management Services Algeria	Algeria
M-Link Ltd	Malta
Sawyer Limited	Malta
Orascom Telecom Eurasia Limited	Malta
Minimax Ventures Limited	Malta
Financial Powers Plan Limited	Malta
Orascom Telecom ESOP Ltd.	Malta
Orascom for International Investment Holding	Malta
Wind Acquisition Finance S.A.	Luxembourg
International Telecommunications Consortium Limited	UK
Consortium Algerien de Telecomunications S.p.a.	Algeria
Ring Tunisia S.à.r.l (Ring Tunisie)	Tunisia
Ring Distribution Tunisia	Tunisia
Ring Distribution Detail S.à.r.l (Ring Retail)	Tunisia